UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 29, 2009

                        GREATER ATLANTIC FINANCIAL CORP.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                      0-26467                 54-1873112
------------------------------     ------------------       ------------------
(State or Other Jurisdiction)      (Commission File No.)    (I.R.S. Employer
      of Incorporation)                                     Identification No.)


10700 Parkridge Boulevard, Suite P50, Reston, VA             20191
------------------------------------------------             -----
(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (703) 391-1300
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

     On June 15, 2009, Greater Atlantic Financial Corp. ("GAFC") entered into a definitive Agreement and Plan of Merger with MidAtlantic Bancorp, Inc., a
Virginia corporation ("MidAtlantic") and GAF Merger Corp., a Virginia corporation formed to facilitate the merger ("Acquisition Sub"). Pursuant to the Agreement and Plan of Merger, MidAtlantic will acquire GAFC.

     Section 7.1(d) of the Agreement and Plan of Merger provides that the Board of Directors of GAFC or MidAtlantic may terminate the Agreement and Plan of Merger in the event the merger is not consummated by September 30, 2009. On September 29, 2009, GAFC, MidAtlantic and Acquisition Sub entered into the First Amendment to the Agreement and Plan of Merger ("First Amendment") to extend to October 31, 2009 the date on which the Agreement and Plan of Merger may be terminated if the merger is not consummated.

     The foregoing summary is qualified by reference to the complete text of the First Amendment, which is filed as Exhibit 2.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired. Not applicable.

     (b) Pro Forma Financial Information. Not applicable.

     (c) Shell Company Transactions. Notapplicable.

     (d) Exhibits.

          Exhibit 2.1 First Amendment of Agreement and Plan of Merger,  dated as of September 29, 2009

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     Greater Atlantic Financial Corp.



Date: October 5, 2009                By: /s/ Carroll E. Amos
                                         --------------------------------------
                                         Carroll E. Amos
                                         President and Chief Executive Officer